UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
WM Technology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WM TECHNOLOGY, INC.
41 DISCOVERY
IRVINE, CALIFORNIA 92618
SUPPLEMENT DATED JUNE 15, 2023 TO THE
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 21, 2023
This supplement to the proxy statement (this “Supplement”) for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of WM Technology, Inc. (the “Company”) is dated June 15, 2023, and supplements the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) and made available to stockholders on April 27, 2023.
This Supplement is being filed with the SEC and being made available to stockholders on June 15, 2023. The information in this Supplement is in addition to the information provided by the Proxy Statement and, except for the changes referenced herein, this Supplement does not modify any other information set forth in the Proxy Statement. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
Removal of Proposal 3 from Stockholder Consideration
On June 14, 2023, the Company filed a Current Report on Form 8-K announcing that Baker Tilly US, LLP (“Baker Tilly”), the independent registered public accounting firm of the Company, notified the Company of its decision to resign as the independent registered public accounting firm of the Company due to staffing constraints within Baker Tilly, effective immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. As a result, Baker Tilly will not be present at the Company’s Annual Meeting. The Company is currently in discussions with replacement auditors and will announce a replacement on Form 8-K at a later time.
As a result of the change of independent registered public accounting firm, the Company has determined to withdraw Proposal 3 from the agenda for the Annual Meeting. Proposal 3 called for a vote on the ratification of the selection of Baker Tilly as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Company does not intend to submit at the Annual Meeting any other proposal for ratification of the appointment of its independent registered public accounting firm.
As a result of the removal of Proposal 3, the Company notes the following matters regarding voting:
a.proxy cards or voting instructions previously received and providing directions for the voting on Proposal 1 (Election of Directors) will remain valid and in effect, and will be voted as directed;
b.proxy cards or voting instructions previously received and providing directions for the voting on Proposal 2 (Advisory Vote, on a Non-Binding Basis, to Approve the Compensation of Our Named Executive Officers for the Year Ended 2022) will remain valid and in effect, and will be voted as directed;
c.proxy cards or voting instructions previously received and providing directions for the voting on Proposal 3 will not be voted on Proposal 3;

d.the Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the removal of Proposal 3; and
e.if you already submitted a proxy card or voting instructions through the internet at www.proxyvote.com or by telephone at 1-800-690-6903, you do not need to resubmit a proxy card or voting instructions with different directions, unless you wish to change the votes you previously cast on Proposals 1 or 2.
Supplemental Disclosure for the Proxy Statement
The Company is providing the following information to stockholders as supplemental disclosure to the Proxy Statement, which has been reported by the Company in a Current Report on Form 8-K that was filed with the SEC on June 14, 2023.
On June 8, 2023, the Company was notified by Baker Tilly, the independent registered public accounting firm of the Company, of its decision to resign as the independent registered public accounting firm of the Company due to staffing constraints within Baker Tilly. The resignation is effective immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. Baker Tilly will remain engaged by the Company to complete its review of the Company’s unaudited financial statements for the quarter ended June 30, 2023. The Company is in the process of selecting a new independent registered public accounting firm.
The audit reports of Baker Tilly relating to the Company’s financial statements as of and for the years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the years ended December 31, 2022 and 2021 and the subsequent interim period through the date of this Supplement, there were no (i) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except that as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company reported that its internal control over financial reporting was not effective as of December 31, 2022 due to a material weakness in its internal controls resulting from ineffective information technology general controls in the areas of user access and program change-management over certain information technology systems that support its financial reporting processes. The material weakness did not result in any identified misstatements in the Company’s financial statements for the years ended December 31, 2022 and 2021 or any quarterly period in the years then ended. Management has been implementing and continues to implement measures designed to ensure that control deficiencies contributing to the material weakness are remediated, such that these controls are designed, implemented and operating effectively. The Company expects that the remediation of the material weakness will be completed during the end of the year ending December 31, 2023.
Baker Tilly did not seek the Company’s consent to its decision to resign as the Company’s independent registered public accounting firm. As a result, the Company’s Board of Directors or Audit Committee did not recommend or approve such decision.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the Annual Meeting, the Company previously filed its Proxy Statement with the SEC and made available the Proxy Statement, proxy card and documents incorporated by reference to the Company’s stockholders on April 27, 2023. Before making any voting decision, you are urged to read the Proxy Statement, including the documents incorporated by reference, and all related proxy materials carefully. Copies of the Proxy Statement, the documents incorporated by reference and all other proxy materials are available at www.proxyvote.com.
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings free of charge at the SEC’s website at www.sec.gov. You may also access the Proxy Statement and Annual Report on Form 10-K at www.weedmaps.com.

FORWARD-LOOKING STATEMENTS
This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the Company’s expectation that the remediation of the material weakness will be completed during the end of the year ending December 31, 2023. These forward-looking statements are subject to a number of risks and uncertainties, including the Company’s financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and the Company’s ability to acquire new customers and retain existing customers; expectations and timing related to commercial product launches; success of the Company’s go-to-market strategy; ability to scale its business and expand its offerings; the Company’s competitive advantages and growth strategies; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for our future operations; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to the Company; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis industry; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform and the Company’s ability to maintain and grow its two-sided digital network, including its ability to acquire and retain paying customers; the effects of competition on the Company’s future business; the Company’s success in retaining or recruiting, or changes required in, officers, key employees or directors, including the CEO transition; the possibility that we may be adversely affected by other economic, business or competitive factors; the possibility that the Company may be adversely affected by other economic, business or competitive and those factors discussed in the Company’s 2022 Annual Report on Form 10-K filed with Securities and Exchange Commission (the “SEC”) on March 16, 2023 and subsequent Form 10-Qs or Form 8-Ks filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and the Company assumes no obligation to update any written or oral forward-looking statement made by the Company or on its behalf as a result of new information, future events or other factors, except as required by law.